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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  September 12, 2000



                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)


Delaware                              0-21587                 61-1308435
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification Number)


                              2300 Resource Drive
                          Birmingham, Alabama  35242
                   (Address of principal executive offices)


                                (205) 981-2800
             (Registrant's telephone number, including area code)

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Item 5.   Other Events

On September 7, 2000, PJ America, Inc., a Delaware Corporation (the "Company") announced that it is postponing restaurant development in the fourth quarter while it is evaluating its markets to better focus on operations. The Company expects to open ten restaurants in the second half of 2000.

The Company also announced that its Board of Directors had increased its stock buyback authorization by an additional $10 million, bringing the authorization to date to $30 million.


Exhibit No.      Description of Exhibit
-----------      ----------------------

99 PJ America, Inc. Press Release dated September 7, 2000 announcing Development Changes.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PJ AMERICA, INC.




Date:  September 12, 2000            By  /s/  D. Ross Davison
                                        ----------------------
                                         D. Ross Davison
                                         Vice President Administration,
                                         Chief Financial Officer
                                         And Treasurer (Principal
                                         Financial Officer)